Exhibit 99.2

MACROMEDIA, INC.

Consolidated Statements of Income

Reconciliation of Reported to Restated Consolidated Statements of Operations

(In thousands, except percentages and per share data)

(unaudited)

	Year Ended March 31, 2004			Year Ended March 31, 2003			Year Ended March 31, 2002
	Reported	Adjustment	As Restated	Reported	Adjustment	As Restated	Reported	Adjustment	As Restated
Net revenues	$369,786	$—	$369,786	$336,913	$—	$336,913	$326,498	$—	$326,498
Cost of revenues:
Cost of net revenues	30,638	20	30,658	36,065	19	36,084	44,050	5	44,055
Amortization and impairment of acquired developed technology	1,954	—	1,954	21,770	—	21,770	11,332	—	11,332

Total cost of revenues	32,592	20	32,612	57,835	19	57,854	55,382	5	55,387

Gross profit	337,194	(20)	337,174	279,078	(19)	279,059	271,116	(5)	271,111

Operating expenses:
Sales and marketing	155,963	383	156,346	145,297	361	145,658	170,851	113	170,964
Research and development	91,220	473	91,693	92,385	446	92,831	110,118	140	110,258
General and administrative	37,381	131	37,512	36,168	124	36,292	43,693	39	43,732
Amortization and impairment of intangible assets	1,135	—	1,135	3,207	—	3,207	103,200	—	103,200
Write-off of acquired in-process technology	2,010	—	2,010	357	—	357	—	—	—
Restructuring expenses	—	—	—	—	—	—	81,820	—	81,820

Total operating expenses	287,709	987	288,696	277,414	931	278,345	509,682	292	509,974

Operating income	49,485	(1,007)	48,478	1,664	(950)	714	(238,566)	(297)	(238,863)

Other income (expense):
Interest income, net	3,698	—	3,698	4,117	—	4,117	6,522	—	6,522
Gain (loss) on investments and other, net	927	—	927	852	—	852	(6,980)	—	(6,980)
Loss on equity affiliate	—	—	—	—	—	—	(36,016)	—	(36,016)
Litigation settlements, net	—	—	—	(1,178)	—	(1,178)	(31,402)	—	(31,402)
Other, net	(1,000)	—	(1,000)	(435)	—	(435)	(122)	—	(122)

Total other income (expense)	3,625	—	3,625	3,356	—	3,356	(67,998)	—	(67,998)

Income (loss) before income taxes	53,110	(1,007)	52,103	5,020	(950)	4,070	(306,564)	(297)	(306,861)
Provision for income taxes	11,626	3,057	14,683	3,448	(317)	3,131	2,266	(399)	1,867

Net income (loss)	$41,484	$(4,064)	$37,420	$1,572	$(633)	$939	$(308,830)	$(102)	$(308,728)

Net income (loss) per common share:
Basic	$0.64		$0.58	$0.03		$0.02	$(5.31)		$(5.31)
Diluted	$0.60		$0.54	$0.03		$0.02	$(5.31)		$(5.31)
Weighted average common shares outstanding used in net income per common share calculation:
Basic	64,380		64,380	60,170		60,170	58,190		58,190
Diluted	69,430		69,430	61,190		61,190	58,190		58,190

MACROMEDIA, INC.

Consolidated Balance Sheets

Reconciliation of Reported to Restated Consolidated Balance Sheets

(In thousands)

(unaudited)

	March 31, 2004				March 31, 2003
	Reported	Adjustment		As Restated	Reported	Adjustment		As Restated
ASSETS
Current assets:
Cash and cash equivalents	$92,662	$—		$92,662	$96,831	$—		$96,831
Short-term investments	190,029	—		190,029	118,755	—		118,755
Accounts receivable, net	38,210	—		38,210	27,610	—		27,610
Restricted cash	16,363	—		16,363	—	—		—
Prepaid expenses and other current assets	15,581	(2,218	)(A)	13,363	13,962	(2,134	)(A)	11,828

Total current assets	352,845	(2,218)		350,627	257,158	—		255,029
Property and equipment, net	45,512	—		45,512	34,856	—		34,856
Goodwill, net	237,839	84	(B)	237,923	201,392	416	(C)	201,808
Purchased and other intangible assets, net	12,950	4,100	(A)	17,050	4,526	4,042	(A)	8,568
Restricted cash, less current portion	7,022	—		7,022	11,412	—		11,412
Deferred income taxes, non-current	16,062	—		16,062	9,898	—		9,898
Other assets	9,658	(1,882	)(A)	7,776	8,181	(1,908	)(A)	6,273

Total assets	$681,888	$84		$681,972	$527,423	$416		$527,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,311	$—		$5,311	$6,714	$—		$6,714
Accrued payroll and related liabilities	17,634	6,126	(C)	23,760	13,540	5,119	(C)	18,659
Accrued liabilities	41,151	—		41,151	26,350	—		26,350
Income taxes payable	11,838	2,009	(B)	13,847	10,294	(716	)(B)	9,578
Accrued restructuring	6,934	—		6,934	11,024	—		11,024
Deferred revenues	32,215	—		32,215	29,618	—		29,618

Total current liabilities	115,083	8,135		123,218	97,540	4,403		101,943
Other liabilities, non-current:
Accrued restructuring	11,657	—		11,657	20,064	—		20,064
Deferred revenues	5,173	—		5,173	4,298	—		4,298
Other liabilities	5,024	—		5,024	5,991	—		5,991

Total liabilities	136,937	8,135		145,072	127,893	4,403		132,296
Commitment and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per preferred share: 5,000 shares authorized, no shares issued as of March 31, 2004 and 2003	—	—		—	—	—		—
Common stock, par value $0.001 per common share: 200,000 shares authorized, 70,069 and 62,965 shares issued as of March 31, 2004 and 2003, respectively	70	—		70	63	—		63
Treasury stock, at cost; 1,818 shares as of March 31, 2004 and 2003	(33,649)	—		(33,649)	(33,649)	—		(33,649)
Additional paid-in capital	855,073	—		855,073	751,134	—		751,134
Accumulated other comprehensive income	408	—		408	417	—		417
Accumulated deficit	(276,951)	(8,051)		(285,002)	(318,435)	(3,987)		(322,422)

Total stockholders’ equity	544,951	(8,051)		536,900	399,530	(3,987)		395,543

Total liabilities and stockholders’ equity	$681,888	$84		$681,972	$527,423	$416		$527,839

(A)	Reclassifications to conform to the current presentation.
(B)	Effect of non-cash restatement to properly record a liability related to income taxes.
(C)	Effect of non-cash restatement to properly record a liability related to an employee sabbatical leave program and related goodwill adjustment for prior service credit granted to employees assumed in a FY 2001 acquisition.